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Exhibit 5.4

December 8, 2017

TransCanada PipeLines Limited
450—1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

        We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-221898) of TransCanada PipeLines Limited.

Very truly yours,
/s/ MAYER BROWN LLP
Mayer Brown LLP

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  Exhibit 5.4